UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011

GLYECO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30396	45-4030261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported by GlyEco, Inc., a Nevada corporation (the “Company”), on a Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2011, on December 16, 2011, the Company entered into that certain Asset Purchase Agreement (the “Agreement”) with Recycool, Inc., a Minnesota corporation (“Recycool”), Marty Rosauer, Kurt Rosauer and Dennis Scott (collectively, the “Selling Principals”), and GlyEco Acquisition Corp #1, an Arizona corporation and wholly-owned subsidiary of the Company (the “Acquisition Sub” and together with the Company, Recycool and the Selling Principals, the “Parties”).

Recycool operates a business located in Minneapolis, Minnesota, relating to processing used glycol streams, primarily used antifreeze, and selling glycol as remanufactured product, including the collection and distribution businesses relating thereto.

Pursuant to the Agreement and with the exception of the Excluded Assets (as defined in the Agreement), Recycool had agreed to sell to Acquisition Sub the business and all of the assets and properties of Recycool in consideration for an aggregate purchase price of $525,000 (the “Purchase Price”) consisting of (subject to adjustment as provided in the Agreement) an aggregate of 525,000 shares of Common Stock of the Company (the “Acquisition”). The shares of Common Stock issued pursuant to the Agreement will be issued deemed to be restricted under Rule 144 promulgated under the Securities Act of 1933, as amended.

On December 27, 2011, the Parties entered into Amendment No. 1 to the Agreement pursuant to which the Company agreed to issue, on a pro rata basis, 8,153 additional shares of restricted Common Stock to the Selling Principals under the terms of the Agreement in consideration for Recycool’s payment of $8,153 in incurred audit fees.

On January 1, 2012, the Parties entered into Amendment No. 2 to the Agreement pursuant to which the Purchase Price payable by the Company to the Selling Principals was increased from $525,000 to $543,750.  The $18,750 increase in the Purchase Price consists of: (i) 8,878 additional shares of Common Stock due to the fact that the Net Working Capital (as defined in the Agreement) of Recycool was calculated to be $63,878 (an increase of $8,878 from $55,000 under the Agreement); (ii) 8,153 additional restricted shares of Common Stock under Amendment No. 1; and (iii) 1,719 additional restricted shares of Common Stock in consideration for Recycool’s payment of $1,719 in month rent pursuant to its Office/Warehouse Lease, dated September 1, 2000, as amended, by and between Recycool and Bolger Building Partnership, L.L.P. (and Bolger Family Limited Partnership).

Copies of Amendment No. 1 and Amendment No. 2 to the Agreement are filed as exhibits to this Form 8-K and are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 4, 2012, the Parties consummated the Acquisition described in Item 1.01 with an effective date of January 1, 2012.  The disclosure made under Item 1.01 of this Form 8-K/A as well as the Form 8-K filed by the Company with the Commission on December 21, 2011 is incorporated by reference herein.

Pursuant to the Agreement, Acquisition Sub acquired the business and all of the assets, with the exception of the Excluded Assets as defined in the Agreement, and properties of Recycool, including, without limitation, Recycool’s personal property, inventory, intangible property, contractual rights, books and records, intellectual property, accounts receivable, goodwill and any and all other assets, properties, rights, or other interests of Recycool, tangible or intangible, used in connection with the assets or the business. Acquisition Sub did not assume any of the liabilities of Recycool other than that certain lease agreement, dated September 1, 2000, and amendments thereto, by and between Recycool and Bolger Building Partnership, L.L.P. (as the Lessor) pursuant to which Recycool leases warehouse space in Minneapolis, MN.

A copy of the Agreement was filed as an exhibit to the Form 8-K filed with the Commission on December 21, 2011 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required under Item 9.01(a) of Form 8-K are not included in this Form 8-K/A. The Company will file an amendment to this Form 8-K/A to include the required financial statements no later than March 20, 2012, as permitted under paragraph (a)(4) of Item 9.01 of Form 8-K.

(b) Pro forma financial information.

The pro forma financial information required under Item 9.01(b) of Form 8-K are not included in this Form 8-K/A. The Company will file an amendment to this Form 8-K/A to include the required pro forma financial information no later than March 20, 2012, as permitted under paragraph (b)(2) and (a)(4) of Item 9.01 of Form 8-K.

(d) Exhibits.

Exhibit No.:	Description:
10.1*
Asset Purchase Agreement, dated December 16, 2011, by and among Recycool, Inc., a Minnesota corporation, Marty Rosauer, Kurt Rosauer, Dennis Scott, GlyEco Acquisition Corp #1, an Arizona corporation and wholly-owned subsidiary of GlyEco, Inc., a Nevada corporation.

10.2
Amendment No. 1, dated December 27, 2011, to that certain Asset Purchase Agreement, dated December 16, 2011, by and among Recycool, Inc., a Minnesota corporation, Marty Rosauer, Kurt Rosauer, Dennis Scott, GlyEco Acquisition Corp #1, an Arizona corporation and wholly-owned subsidiary of GlyEco, Inc., a Nevada corporation.

10.3
Amendment No. 2, dated January 1, 2012, to that certain Asset Purchase Agreement, dated December 16, 2011, by and among Recycool, Inc., a Minnesota corporation, Marty Rosauer, Kurt Rosauer, Dennis Scott, GlyEco Acquisition Corp #1, an Arizona corporation and wholly-owned subsidiary of GlyEco, Inc., a Nevada corporation.

*Filed as an exhibit to Form 8-K filed on December 21, 2011 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: January 10, 2012	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)